Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.	Exhibit 10.1

EXECUTION COPY

SETTLEMENT AGREEMENT

BY AND AMONG

THE MEDICINES COMPANY

AND

APP PHARMACEUTICALS, LLC AND APP PHARMACEUTICALS, INC.

DATED AS OF JANUARY 22, 2012

SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT, (this “Settlement Agreement”) is entered into as of January 22, 2012 (the “Effective Date”) by and between, on the one hand, The Medicines Company, a company organized and existing under the laws of the State of Delaware with offices located at 8 Sylvan Way, Parsippany, New Jersey 07054 and its Affiliates (collectively “MDCO”), and, on the other hand, APP Pharmaceuticals, LLC, a limited liability company organized and existing under the laws of the State of Delaware with offices at 1501 East Woodfield Road, Suite 300 East, Schaumburg, Illinois 60173 and its Affiliates, and APP Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware with offices at 1501 East Woodfield Road, Suite 300 East, Schaumburg, Illinois 60173 and its Affiliates, (collectively, “APP”). MDCO and APP are collectively referred to herein as the “Parties,” or each individually as a “Party.”

R E C I T A L S:
WHEREAS, MDCO is the owner of New Drug Application No. 20-873, which was approved by the Food and Drug Administration (“FDA”) for the manufacture and sale of a bivalirudin for injection product, which MDCO sells under the tradename Angiomax;
WHEREAS, APP Pharmaceuticals, LLC submitted Abbreviated New Drug Application (“ANDA”) No. 90-189 (together with any amendments, supplements, or other changes thereto, the “APP ANDA”) to the FDA under Section 505(j) of the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §355(j)) seeking approval to engage in the manufacture, use and sale of the bivalirudin for injection product that is the subject of the APP ANDA (the “APP Product”);
WHEREAS, APP subsequently amended the APP ANDA to include a “paragraph IV certification” seeking approval to engage in the manufacture, use and sale of the APP Product prior to the expiration of United States Patent Nos. 7,582,727 and 7,598,343 (the “Litigated Patents”);
WHEREAS, MDCO has prosecuted, and APP has defended, an action for alleged patent infringement in the United States District Court for the District of Delaware (the “Court”) regarding the APP ANDA and the APP Product, which action is captioned The Medicines Company v. APP Pharmaceuticals, LLC et al., consolidated under Civil Action No. 09-750 (the “Pending Litigation”);
WHEREAS, APP has filed an appeal before the United States Court of Appeals for the Federal Circuit (the “Federal Circuit”), which appeal is captioned The Medicines Company v. Kappos et al., No. 10-1534 (Fed. Cir.) (the “Pending Appeal”);
WHEREAS, MDCO and APP wish to settle the Pending Litigation and dismiss the Pending Appeal and have reached an agreement, pursuant to the terms and conditions set forth in this Settlement Agreement together with an associated License Agreement (the “License Agreement,” attached hereto as Exhibit A), an agreed Judgment, Dismissal and Order of Permanent Injunction with regard to the Pending Litigation (the “Consent Judgment,” attached hereto as Exhibit B), a Joint Dismissal of the Pending Appeal (the “Joint Dismissal,” attached hereto as Exhibit C), a Contract Manufacturing Agreement (the “Contract Manufacturing Agreement,” attached hereto as Exhibit D), a License and Supply Agreement, (the “License and Supply Agreement,” attached hereto as Exhibit E), an AG Supply Agreement (the “AG Supply Agreement,” attached hereto as Exhibit F) (and together with the Settlement Agreement, the License Agreement, the Consent Judgment, the Joint Dismissal, the Contract Manufacturing Agreement, the License and Supply Agreement, and the AG Supply Agreement, being collectively referred to as the “Settlement Documents”);
WHEREAS, neither MDCO nor APP have received any consideration from the other for their entry into this Settlement Agreement other than that which is set forth in the Settlement Documents; and

WHEREAS, the Settlement Documents constitute both MDCO's and APP's best independent judgment as to the most convenient, effective and expeditious way to mutually settle all disputes that have arisen associated with the APP ANDA.
NOW, THEREFORE, in consideration of the mutual covenants and agreements described herein, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.Capitalized terms used, but not defined herein, shall have the meanings ascribed to them in the License Agreement.

2.The Parties consent to the jurisdiction of the Court for the purposes of the settlement of the Pending Litigation.

3.The Parties agree that the Court has jurisdiction over the Pending Litigation and over MDCO and APP, and that venue is proper in the District of Delaware.

4.APP admits that the Litigated Patents, and all the claims contained therein, were infringed by the filing of the APP ANDA and absent a license from MDCO would be infringed by the making, sale, offering for sale, use, and/or import of the APP Product in the Territory.

5.APP admits that the Litigated Patents, and all the claims contained therein, are valid and enforceable. For the avoidance of doubt and solely with respect to the Litigated Patents, the foregoing in this Section 5, the foregoing Section 4 and clause (i) of Section 3.2 of the License Agreement shall not be applied with respect to (i) any jurisdiction outside of the United States, or (ii) any patents other than the Litigated Patents.

6.APP agrees that except as is otherwise expressly provided for in the License Agreement, it shall not make, use, sell, offer for sale or import, directly or indirectly the APP Product.

7.[**].

8.APP represents, warrants, and covenants that it has not granted or assigned to any third party, directly or indirectly, any right or license under or to the APP ANDA or the APP Product, and that it will not do any of the foregoing (including, selling, assigning, transferring, or divesting the APP ANDA to a Third Party), except in conjunction with the assignment of the License Agreement as provided in Section 11.3.2 of the License Agreement. MDCO represents, warrants, and covenants that MDCO is the sole owner of the Litigated Patents, MDCO possess the sole right to enforce the Litigated Patents, and MDCO has not granted or assigned to any Third Party or Affiliate, directly or indirectly, any right under any of the Litigated Patents that would allow such Third Party or Affiliate to sue APP for infringement of any of the Litigated Patents based on APP making, using, selling, offering for sale or importing the APP Product, and that MDCO will not do any of the foregoing, except as provided in the License Agreement.

9.MDCO and APP each represents and warrants that it has the full right, authority and power to enter into this Settlement Agreement on its own behalf and that this Settlement Agreement shall create and constitute a binding obligation on its part as of the Effective Date.

10.MDCO and APP shall each execute the License Agreement contemporaneously with the execution of this Settlement Agreement, and any breach of the License Agreement shall constitute a breach of this Settlement Agreement.

11.From the execution of this Settlement Agreement, and unless the Settlement Agreement is terminated, neither Party will actively pursue litigation activities related to the Pending Litigation or the Pending Appeal, except to the extent required by court order or other Applicable Law. In consideration of the benefits of entering into the Settlement Documents, the Parties, through their respective attorneys, shall enter into and cause to be filed within three (3) Business Days of the Effective Date, the Consent Judgment in the Court and the Joint Dismissal of the Pending Appeal. In the event that the Court should refuse to enter the Consent Judgment, the Parties shall work together in good faith to modify the Consent Judgment to meet the requirements of the Court, provided that nothing contained herein shall be deemed to require a Party to agree to a modification of the Consent Judgment or any other Settlement Document that materially affects the economic value of the transactions contemplated hereby. If despite such good faith efforts the Court refuses within thirty (30) days of the Effective Date to enter a consent judgment in the Pending Litigation that the Litigated Patents are infringed by the APP Product in the absence of a license, this Settlement Agreement and Settlement Documents shall be null and void ab initio.

12.The Parties shall submit the Settlement Documents to the Federal Trade Commission Bureau of Competition (the “Commission”) and the Assistant Attorney General in charge of the Antitrust Division of the Department of Justice (the “DOJ”) as soon as practicable following the Effective Date and in no event later than ten (10) Business Days following the Effective Date. The Parties shall use all reasonable efforts to coordinate the making of such filings and respond promptly to any requests for additional information made by either of such agencies. Each Party reserves the right to communicate with the Commission or the DOJ regarding such filings as it believes appropriate. Each Party shall keep the other reasonably informed of such communications and shall not disclose the Confidential Information of the other without such other Party's consent (not to be unreasonably withheld). To the extent that any legal or regulatory issues or barriers arise with respect to the Settlement Documents, or any subpart thereof, the Parties shall work together in good faith and use reasonable efforts to modify the Settlement Documents to overcome any such legal or regulatory issues (including, for example, objections by the Commission, the DOJ or any applicable court) in a mutually acceptable fashion, but in no event shall either Party be required to agree to any modification of the Settlement Documents that materially affects the economic value of the transactions contemplated hereby. For purposes of this Settlement Agreement, “reasonable efforts” shall mean reasonable efforts and commitment of resources consistent with such Party's similarly situated products or projects in order to achieve a stated goal as expeditiously as practical.

13.Within five (5) Business Days of the later of (i) the Court entry of the Consent Judgment, and (ii) the entry of the Joint Dismissal in the Pending Appeal, MDCO shall make a single payment to APP in the amount of [**] United States dollars ($[**]), by wire transfer to an account designated by APP, in recognition of the savings inuring to MDCO in terms of the avoidance of costs, expenditure of time and resources, disruption and burden associated with prosecuting the Pending Litigation. Except as set forth above, MDCO and APP each will bear its own costs and legal fees for the Pending Litigation and Pending Appeal.

14.The terms of the Settlement Documents and the negotiations of the Parties pertaining to them shall be maintained in confidence by the Parties. Without limiting the generality of the foregoing, neither Party or its counsel shall provide discovery (including without limitation documents, oral testimony and/or statements whether by deposition or otherwise, the work of outside experts or consultants, or work product embodying any of the above) to any Third Party in any judicial or arbitral proceeding in the Territory pertaining to the Settlement Documents. Notwithstanding these obligations, (i) a Party may issue a press release with the prior written consent of the other Party (such consent to be at the sole discretion of such other Party); (ii) MDCO may issue a press release in the form attached as Schedule 11.5 of the License Agreement, and APP may issue a press release in the form attached as Schedule 11.6 of the License Agreement; (iii) either Party may disclose such terms in discovery as otherwise required by court order, provided that the other Party shall be given the opportunity to (a) review and comment on the proposed disclosure reasonably in advance of the disclosure, and (b) quash such order and to obtain a protective order requiring that the information and documents that are the subject of such order be held in confidence by such court; (iv) MDCO may disclose (a) to a Third Party (a “Settling Party”), who is identified in writing to APP in advance of any disclosure, the terms set forth in Sections 2 and 4 (along with the defined terms in Section 1 referenced in those provisions) of the License Agreement that trigger a most favored nations provision in a settlement relating to the Litigated Patents, the '404 Patent, or Angiomax between MDCO and such Settling Party, provided that such disclosure is only for purposes of establishing whether and to what extent such a most favored nations provision has been triggered and such Settling Party has agreed in writing to maintain the confidentiality of such terms of the Settlement Documents and not to use such terms other than in connection with such purpose and no other purpose, and (b) to a person unaffiliated with such Settling Party and acceptable to MDCO Sections 2 and 4 (along with the defined terms in Section 1 referenced in those provisions) of the License Agreement solely to assess the applicability of the most favored nations provision to the terms disclosed to such Settling Party, provided that such unaffiliated person has agreed in writing to maintain the confidentiality of the Settlement Documents and not to use such terms other than in connection with such assessment and no other purpose; (v) either Party may disclose such terms to such Party's actual and prospective investors and lenders, attorneys, accountants, insurers and FDA consultants on a need-to-know basis and who have agreed in writing and in advance to maintain the confidentiality of such information in accordance with the confidentiality provisions set forth herein; (vi) APP may disclose such terms to the FDA as may be necessary or useful in obtaining and maintaining Regulatory Approval of the APP ANDA and Launching the APP Product as provided by the License Agreement, so long as APP requests that the FDA maintain such terms in confidence, (vii) APP may disclose such terms to its manufacturers, suppliers, distributors, marketing partners and customers in accordance with APP's exercise of its pre-Launch rights set forth in Sections 2.1 and 3.1 of the License Agreement; and (viii) either Party may disclose such terms as otherwise required by Law, including without limitation SEC reporting requirements, or by the rules or regulations of any stock exchange to such Party is subject; provided that, the Parties will coordinate in advance with each other in connection with the redaction of certain provisions of the Settlement Documents with respect to any SEC filings, and each Party shall use reasonable efforts to seek confidential treatment for such terms; provided, however, that each Party shall ultimately retain control over what information to disclose to the SEC or any other such agencies.

15.This Settlement Agreement shall terminate upon the earlier to occur of (i) expiration of the Litigated Patents and any statutory or regulatory extensions and (ii) termination of the License Agreement, provided that Sections 14 through 16 shall survive any termination of this Settlement Agreement.

16.In the event that any of the provisions of this Settlement Agreement shall be held by a court or other tribunal of competent jurisdiction to be illegal, invalid or unenforceable in any jurisdiction, such provisions shall be limited or eliminated in such jurisdiction to the minimum extent necessary so that this Settlement Agreement shall otherwise remain in full force and effect. Such invalidity or unenforceability will not affect either the balance of such provision, to the extent it is not invalid or unenforceable, or the remaining provisions hereof, nor render invalid or unenforceable such provision in any other jurisdiction. This Settlement Agreement shall be governed by the laws of the State of Delaware without regard to the conflicts of law provisions thereof. The Parties irrevocably agree that the Court shall have exclusive and sole jurisdiction to deal with any disputes arising out of or in connection with this Settlement Agreement and that, accordingly, any proceedings arising out of or in connection with this Settlement Agreement shall be brought in the Court. Notwithstanding the foregoing, if there is any dispute for which the Court does not have subject matter jurisdiction, the state courts in Wilmington, Delaware shall have jurisdiction. In connection with any dispute arising out of or in connection with this Settlement Agreement, each Party hereby expressly consents and submits to the personal jurisdiction of the federal and state courts in the State of Delaware. The Settlement Documents supersede all prior discussions and writings of the Parties, and constitute the entire agreement between the Parties with respect to the subject matter contained therein. No waiver or modification of this Settlement Agreement will be binding upon either Party unless made in writing and signed by a duly authorized representative of such Party and no failure or delay in enforcing any right will be deemed a waiver. Notices hereunder will be effective only if in writing and upon receipt if delivered personally or by overnight mail carrier or fax transmission or other electronic means, or three (3) Business Days after deposit in the U.S. mail, first class postage prepaid to the applicable addressee sent forth in Section 11.2 of the License Agreement. The prevailing Party in any action to enforce this Settlement Agreement shall be entitled to costs and fees (including attorneys' fees and expert witness fees) incurred in connection with such action. In making and performing this Settlement Agreement, the Parties are acting and shall act as independent contractors. Nothing in this Settlement Agreement shall be deemed to create an agency, joint venture or partnership relationship between the Parties. This Settlement Agreement shall become binding when any one or more counterparts hereof, individually or taken together, bears the signatures of each of the Parties. This Settlement Agreement may be executed in any number of counterparts (including fax or electronic counterparts), each of which shall be an original as against a Party whose signature appears thereon, but all of which taken together shall constitute one and the same instrument. Each Party shall, without further consideration, execute and deliver additional documents and instruments and perform all other and further actions as may be necessary or reasonably requested in order to carry out the purposes and intentions of this Settlement Agreement.
[Signature Page Follows]

[Signature Page to Settlement Agreement Regarding Bivalirudin Injection Product]
IN WITNESS WHEREOF, the Parties hereto have each caused this Settlement Agreement to be executed by their authorized representatives as of the Effective Date.

THE MEDICINES COMPANY

Date: _______________        By: _____/s/ Glenn Sblendorio_________________

Name: ____ Glenn Sblendorio ________________

Title: _______EVP and CFO_________________

APP PHARMACEUTICALS, LLC

Date: _1/22/12__________        By: ____/s/ J.R. Ducker___________________

Name: __J.R. Ducker______________________

Title: ___President & CEO_________________

APP PHARMACEUTICALS, INC.

Date: _1/22/12__________        By: ____/s/ J.R. Ducker___________________

Name: __J.R. Ducker______________________

Title: ___President & CEO_________________

EXHIBIT A

LICENSE AGREEMENT

BY AND AMONG

THE MEDICINES COMPANY

AND

APP PHARMACEUTICALS, LLC AND APP PHARMACEUTICALS, INC.

DATED AS OF JANUARY 22, 2012

Incorporated by reference to Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q for the fiscal period ended March 31, 2012.

EXHIBIT B
IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF DELAWARE

THE MEDICINES COMPANY, Plaintiff, v. TEVA PARENTERAL MEDICINES, INC., TEVA PHARMACEUTICALS USA, INC. and TEVA PHARMACEUTICAL INDUSTRIES, LTD. Defendants.	) ) ) ) )C.A. No. 09-750 (RGA) )(Consolidated) ) ) ) ) ) )

CONSENT JUDGMENT, DISMISSAL AND ORDER OF PERMANENT INJUNCTION
This action for patent infringement having been brought by Plaintiff The Medicines Company (“MDCO”) against Defendants APP Pharmaceuticals, LLC, and APP Pharmaceuticals, Inc. (collectively “APP”) for infringement of United States Patent Nos. 7,582,727 and 7,598,343 (the “Litigated Patents”);
APP and MDCO have entered into a Settlement Agreement, under which MDCO will grant APP a license to the Litigated Patents (the “License”), pursuant to the terms and conditions in the Settlement Agreement and License;
APP acknowledges that the Litigated Patents, and all the claims contained therein, are valid and enforceable; and
APP acknowledges that selling, offering for sale, using and/or importing into the United States a lyophilized product containing bivalirudin under Abbreviated New Drug Application No. 90-189 (“APP's Product”) would infringe each of the Litigated Patents in the absence of a license.
MDCO and APP now consent to this Judgment and Order.
IT IS HEREBY ORDERED, ADJUDGED AND DECREED:
1.This Court has jurisdiction over the parties and subject matter of this action.
2.APP would infringe each of the Litigated Patents by using, making, selling, offering to sell, and/or importing APP's Product in the United States.
3.The Litigated Patents, and all the claims contained therein, are valid and enforceable in all respects.

4.All affirmative defenses, claims and counterclaims which have been or could have been raised by APP in this action with respect to the Litigated Patents are dismissed with prejudice.
5.Except as authorized and licensed by MDCO under the Settlement Agreement and License, APP, its officers, agents, servants, employees, affiliates, successors and all persons in active concert or participation with APP, are permanently enjoined from using, offering for sale, making, selling, or manufacturing in the United States, or importing into the United States, APP's Product and/or inducing or assisting others to use, offer for sale, make, sell, or manufacture in the United States, or import into the United States, APP's Product.
6.In any other or future cause of action or litigation in the United States, APP shall not dispute that the Litigated Patents are each infringed by using, making, selling, offering to sell, and/or importing APP's Product. The foregoing in this Paragraph 6 shall not apply to any product other than APP's Product.
7.In any other or future cause of action or litigation in the United States, APP shall not dispute that all the claims of the Litigated Patents are valid and enforceable in all respects.
8.The foregoing injunctions against APP shall take effect immediately upon entry of this Judgment and Order by the Court, and shall continue until the expiration of the Litigated Patents.
9.This Judgment and Order is binding upon and constitutes claim preclusion and issue preclusion between the parties in this action or in any other action in the United States between the parties with respect to: (i) the validity and enforceability of the Litigated Patents, and (ii) infringement of the Litigated Patents by using, making, selling, offering to sell, and/or importing APP's Product. The foregoing in Paragraph 9(ii) shall not apply to any product other than APP's Product.
10.The parties waive all right to appeal from this Judgment and Order.
11.This Court shall retain jurisdiction of this action and over the parties for purposes of enforcement of the provisions of this Judgment and Order.
12.    Each party is to bear its own costs and attorneys fees.

Dated:    ____________

Frederick L. Cottrell, III (#2555)
Laura D. Hatcher (#5098)
Richards, Layton & Finger P.A.
One Rodney Square
P.O. Box 551
Wilmington, DE 19899
Telephone: (302) 651-7700
Facsimile: (302) 651-7701

Edgar H. Haug
Porter F. Fleming
Angus Chen
Frommer Lawrence & Haug LLP
745 Fifth Avenue
New York, NY 10151
Telephone: (212) 588-0800
Facsimile: (212) 588-0500

Elena C. Norman (No. 4780)
Monté T. Squire (No. 4764)
Jeffrey T. Catellano (No. 4837)
Young Conaway Stargatt & Taylor, LLP
The Brandywine Building
1000 West Street, 17th Floor
Wilmington, DE 19801
(302) 571-5029

Emily A. Evans
Christopher Robinson
Morrison & Foerster LLP
755 Page Mill Road
Palo Alto, CA 94304
(650) 813-5600

SO ORDERED

Dated: __________
______________________________________
THE HON. RICHARD G. ANDREWS
UNITED STATES DISTRICT JUDGE

EXHIBIT C
No. 2010-1534

IN THE UNITED STATES COURT OF APPEALS
FOR THE FEDERAL CIRCUIT

THE MEDICINES COMPANY
Plaintiff-Appellee,

v.

DAVID J. KAPPOS, Undersecretary of Commerce for Intellectual Property and Director, United States Patent and Trademark Office, UNITED STATES PATENT AND TRADEMARK OFFICE, MARGARET A. HAMBURG, Commissioner, UNITED STATES FOOD AND DRUG ADMINISTRATION, KATHLEEN SEBELIUS, Secretary of Heath and Human Services, and DEPARTMENT OF HEALTH AND HUMAN SERVICES,
Defendants,

v.

APP PHARMACEUTICALS, LLC,
Movant-Appellant,

and

United States,
Intervenor

Appeal from the United States District Court for the Eastern District of Virginia
in case no. 10-CV-0286, Senior Judge Claude M. Hilton

AGREED MOTION TO DISMISS APPEAL

Pursuant to Rule 42(b) of the Federal Rules of Appellate Procedure, Movant-Appellant APP Pharmaceuticals, LLC, hereby moves, with agreement from Plaintiff-Appellee The Medicines Company, to dismiss the appeal with prejudice in light of a settlement reached by Movant-Appellant and Plaintiff-Appellee. Each party agrees to bear its own costs and fees due.

Dated: January __, 2012            Respectfully submitted,

Deanne E. Maynard
Marc A. Hearron
Morrison & Foerster LLP
2000 Pennsylvania Ave., N.W.
Washington, D.C. 20006
Telephone: 202.887.8740

Emily A. Evans
Morrison & Foerster LLP
755 Page Mill Road
Palo Alto, CA 94304
Telephone: 650.813.5600

Counsel for Movant-Appellant App
Pharmaceuticals, LLC

Peter D. Keisler
Jeffrey P. Kushan
C. Frederick Beckner III
Lowell J. Schiller
Sidley Austin LLP
1501 K Street, N.W.
Washington, D.C. 20005
Telephone: 202.736.8000

Counsel for Plaintiff-Appellee The
Medicines Company

Exhibit D

Contract Manufacturing Agreement is incorporated by reference to Exhibit 10.3 to the Company's Quarterly Report on Form 10-Q for the fiscal period ended March 31, 2012.

Exhibit E

License and Supply Agreement is incorporated by reference to Exhibit 10.4 to the Company's Quarterly Report on Form 10-Q for the fiscal period ended March 31, 2012.

Exhibit F

AG Supply Agreement is incorporated by reference to Exhibit 10.5 to the Company's Quarterly Report on Form 10-Q for the fiscal period ended March 31, 2012.